UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 19, 2008

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 400

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement.

On March 19, 2008, Precision Castparts Corp. (the “Company”) sent a notice to Wachovia Bank, N.A. (“Wachovia”) terminating the 364-day Amended and Restated Credit and Security Agreement, dated as of January 31, 2001, among Precision Receivables Corp., the Company, Blue Ridge Asset Funding Corporation and Wachovia (as amended from time to time, the “364-Day AR Facility”). The termination will be effective on March 27, 2008.

The allowable borrowings under the 364-Day AR Facility cannot exceed $150.0 million and are a function of the level of eligible trade accounts receivable. The Company terminated the 364-Day AR Facility because the Company believes that its other credit facilities and financing alternatives provide sufficient liquidity and financial flexibility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: March 24, 2008	By:	/s/ William D. Larsson
	Name:	William D. Larsson
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)